UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2025

Apollo Debt Solutions BDC
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01424	86-1950548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57 th Street New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s telephone number, including area code):
212-515-3200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Toucan Funding Credit Facility
On December 19, 2025 (the “Closing Date”), Toucan Funding LLC (“Toucan Funding”), a Delaware limited liability company and newly formed subsidiary of Apollo Debt Solutions BDC, a Delaware statutory trust (the “Fund” or “us”), entered into a Revolving Credit and Security Agreement (the “Toucan Funding Credit Agreement”), with Toucan Funding, as borrower, the Fund, in its capacity as collateral manager, the lenders from time to time parties thereto, Truist Bank, as administrative agent and swingline lender, Truist Securities, Inc., as lead arranger, Citibank, N.A., as collateral agent, document custodian and custodian, and Virtus Group, LP, as collateral administrator.
From time to time, the Fund expects to sell and contribute certain investments to Toucan Funding pursuant to a Purchase and Contribution Agreement, dated as of the Closing Date, by and between the Fund and Toucan Funding. No gain or loss will be recognized as a result of any such sale or contribution. Proceeds from the Toucan Funding Credit Agreement will be used to finance the origination and acquisition of eligible assets by Toucan Funding, including the purchase of such assets from the Fund. The Fund retains a residual interest in assets contributed to or acquired by Toucan Funding through its ownership of Toucan Funding. The maximum principal amount of the Toucan Funding Credit Agreement as of the Closing Date is $600 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base, which is determined on the basis of the value and types of Toucan Funding’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. The Toucan Funding Loan and Servicing Agreement contains an accordion provision that permits an increase to the maximum principal amount up to $1 billion.
The Toucan Funding Credit Agreement provides for the ability to draw and redraw revolving loans under the Toucan Funding Credit Agreement for a period of up to three years after the Closing Date unless the commitments are terminated sooner as provided in the Toucan Funding Credit Agreement (the “Toucan Funding Scheduled Reinvestment Period End Date”). Unless otherwise terminated, the Toucan Funding Credit Agreement will mature on the date which is five years after the Closing Date (the “Toucan Funding Final Maturity Date”). Prior to the Toucan Funding Scheduled Reinvestment Period End Date, proceeds received by Toucan Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Fund, subject to certain conditions. Following the Toucan Funding Scheduled Reinvestment Period End Date but prior to the Toucan Funding Final Maturity Date, proceeds received by Toucan Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, as well as principal on outstanding borrowings in accordance with the terms of the Toucan Funding Credit Agreement, and the excess may be returned to the Fund, subject to certain conditions. On the Toucan Funding Final Maturity Date, Toucan Funding must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Fund.
Under the Toucan Funding Credit Agreement, Toucan Funding is permitted to borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Toucan Funding Credit Agreement, will bear interest, depending on the advance type, at the applicable benchmark rate (which, for U.S. dollar advances, is one-month
Term SOFR), in each case, plus an applicable margin of 1.60% per annum, which applicable margin will increase by 0.125% per annum after the Toucan Funding Scheduled Reinvestment Period End Date. The Toucan Funding Credit Agreement contains customary covenants, including certain limitations on the activities of Toucan Funding, including limitations on incurrence of incremental indebtedness and customary events of default. The Toucan Funding Credit Agreement is secured by a perfected first priority security interest in the assets of Toucan Funding and on any payments received by Toucan Funding in respect of those assets. Assets pledged to the lenders under the Toucan Funding Credit Agreement will not be available to pay the debts of the Fund.
Borrowings of Toucan Funding are considered our borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended (the “1940 Act”).
Terms used in the foregoing paragraphs that are not otherwise defined have the meanings set forth in the Toucan Funding Credit Agreement. The description above is only a summary of the material provisions of the Toucan Funding Credit Agreement and the Purchase and Contribution Agreement and is qualified in its entirety by reference to the copies of the Toucan Funding Credit Agreement and Purchase and Contribution Agreement which are filed as Exhibits 10.1 and 10.2 to this current report on Form
8-K
and are incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference
.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1*	Revolving Credit and Security Agreement, dated as of December 19, 2025, by and among Toucan Funding LLC, a subsidiary of Apollo Debt Solutions BDC, as borrower, with Apollo Debt Solutions BDC, in its capacity as collateral manager, the lenders from time to time parties thereto, Truist Bank, as administrative agent and swingline lender, Truist Securities, Inc., as lead arranger, Citibank, N.A., as collateral agent, document custodian and custodian, and Virtus Group, LP, as collateral administrator.

10.2	Purchase and Contribution, dated as of December 19, 2025, by and between Toucan Funding LLC and Apollo Debt Solutions BDC.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*
Certain exhibits and/or schedules have been omitted in accordance with Item 601 of Regulation
S-K.
The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: December 22, 2025	By:	/s/ Kristin Hester
		Name:	Kristin Hester
		Title:	Chief Legal Officer and Secretary